UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2103, 21st Floor, SK Tower 6A

Jianguomenwai Avenue, Chaoyang District

Beijing, China 100022

(Address of principal executive offices, including zip code)

(86-10) 8589-9303

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2020, Future FinTech Group Inc., a Florida corporation (the “Company”) and Future FinTech (Hong Kong) Limited., a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of the Company (“Buyer”) entered into a Share Exchange Agreement (the “Agreement”) with Nice Talent Asset Management Limited, a limited company organized under the laws of Hong Kong (“Nice”) and Joy Rich Enterprises Limited, a limited company organized under the laws of Hong Kong and 90% shareholder of Nice (“Joy Rich” or the “Seller”), pursuant to which the Buyer agreed to acquire 90% of the issued and outstanding ordinary shares of Nice (the “Nice Shares”) from the Seller in exchange for the shares of common stock of the Company.

Pursuant to the terms of the Agreement, the parties agreed: (i) the aggregate purchase price for Nice Shares shall be HK$54,000,000 (the “Purchase Price”) and it shall be paid in the shares of common stock of the Company (the “Company Shares”); (ii) 40% of the Purchase Price HK$21,600,000 shall be paid in the shares of common stock of the Company based on the average closing price of the Company’s common stock listed on Nasdaq Stock Exchange for the ten (10) trading days prior to the date of the Agreement and the foreign exchange rate between HK$ and US$ shall be the rate published by Bloomberg on the date of the Agreement; (iii) 30% of Purchase Price shall be paid in the shares of common stock the Company (the “2020 Earn-Out Shares”) if Nice meets certain earnings goal for 2020 (the “2020 Earnings Goal”); (iv) the 2020 Earn-Out Shares shall be issued based upon the average closing price of the Company’s common stock listed on Nasdaq Stock Exchange for the ten (10) trading days prior to December 31, 2020 and the exchange rate between HK$ and US$ shall be the rate published by Bloomberg on December 31, 2020; (v) additional 30% of Purchase Price shall be paid in the shares of common stock the Company (the “2021 Earn-Out Shares”) if Nice meets certain earnings goal for 2021 (the “2021 Earnings Goal”); (vi) the 2021 Earn-Out Shares shall be issued based upon the average closing price of the Company’s common stock listed on Nasdaq Stock Exchange for the ten (10) trading days prior to December 31, 2021 and the exchange rate between HK$ and US$ shall be the rate published by Bloomberg on December 31, 2021; (vii) if Nice does not achieve its earnings goal for a given year, the parties agree to have forbearance clause that the amount of such year’s earn-out shares shall not be reduced for that year if Nice achieves at least sixty percent (60%) of its given year earnings goal and if Nice achieves lower than 60% earnings goal for a given year, the amount of such year’s earn-out shares shall be reduced to zero. The Company Shares will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The representations, warranties and covenants contained in the Agreement were made solely for the benefit of the parties to the Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in the Company. Accordingly, the Agreement is filed with this report only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the respective date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Share Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Document
10.1	Share Exchange Agreement by and among Future FinTech Group Inc., Future FinTech (Hong Kong) Limited, Nice Talent Asset Management Limited and Joy Rich Enterprises Limited dated July 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: July 16, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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